UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 1, 2020

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. FIELD COURT, SUITE 300, LAKE FOREST, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

As previously disclosed, on May 20, 2020, Akorn, Inc. (the “Company”) and its U.S. direct and indirect subsidiaries (together with the Company, the “Company Parties”) filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On June 30, 2020, the Company Parties filed the Modified Joint Chapter 11 Plan of Akorn, Inc. and Its Debtor Affiliates (as amended, supplemented, or otherwise modified from time to time, the “Plan”) and the Bankruptcy Court confirmed the Plan on September 4, 2020.

The Company Parties entered into an asset purchase agreement (the “Stalking Horse APA”), dated as of May 20, 2020, with certain of the Company’s existing lenders (collectively, the “Buyer”), pursuant to which the Buyer agreed to purchase, subject to the terms and conditions contained therein, substantially all of the assets of the Company Parties (the “Sale”). The Stalking Horse APA, subject to an auction to solicit higher or otherwise better bids, was approved by the Bankruptcy Court on June 15, 2020. The Bankruptcy Court also approved the Buyer as the “stalking horse” bidder. Pursuant to the Stalking Horse APA, if the Company Parties received any bids that were higher or otherwise better, the Company Parties would have conducted an auction. No qualified and actionable bids were received by the deadline and, as a result, the auction was cancelled.

On September 2, 2020, the Bankruptcy Court approved the Sale pursuant to Section 363 of the Bankruptcy Code. On October 1, 2020, the Company Parties consummated the Sale, thereby completing the disposition of substantially all of the Company Parties’ assets.

Under the terms of the Stalking Horse APA, the Buyer acquired substantially all of the assets of the Company Parties for aggregate consideration comprising (i) the assumption of certain liabilities, (ii) the credit bid of 100% of the lenders’ pre-petition claims under the Company’s term loan agreement, which amount was satisfied by discharging all of such lenders’ pre-petition claims pursuant to section 363(k) of the Bankruptcy Code, and (iii) an amount in cash equal to the amount set forth in the “Wind-Down Budget” included as an exhibit to the Stalking Horse APA.

Following the consummation of the Sale, on October 1, 2020 (the “Effective Date”), the Company Parties filed a Notice of Effective Date with Bankruptcy Court and the Plan became effective in accordance with its terms. All of the shares of common stock of the Company outstanding immediately prior to the Effective Date, were cancelled and discharged and are of no force and effect.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Items 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Date, pursuant to the Plan, the existing board of directors of the Company dissolved without any further action required on the part of the Company Parties.

Item 8.01	Other Events

Deregistration of Securities

In conjunction with its emergence from bankruptcy, the Company intends to file post-effective amendments to each of its Registration Statements on Form S-8 and promptly file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company's reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Press Release

On October 1, 2020, the Company issued a press release announcing the completion of the Sale, its emergence from the restructuring process and successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated October 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: October 2, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer